EXHIBIT 21.1

Subsidiaries of Urban Outfitters, Inc., a Pennsylvania corporation

(as of February 28, 2013)

Subsidiary	Jurisdiction of Organization
Anthropologie, Inc.	Pennsylvania
Urban Outfitters Wholesale, Inc.	Pennsylvania
Urban Outfitters UK Limited	United Kingdom
Urban Outfitters West LLC	California
UO Fenwick, Inc.	Delaware
Urban Outfitters Ireland Limited	Ireland
Free People of PA LLC	Pennsylvania
UOGC, Inc.	Florida
U.O. Real Estate LLC	Pennsylvania
U.O. Real Estate Holding I LLC	Pennsylvania
U.O. Real Estate Holding II LLC	Pennsylvania
Leifsdottir.com LLC	Pennsylvania
Leifsdottir LLC	Pennsylvania
Urban Outfitters Denmark (Branch of URBN UK Limited, UK)	Denmark
Urban Outfitters i Sverige AB	Sweden
UO Netherlands BV	Netherlands
UO Netherlands Holding BV	Netherlands
Urban Outfitters Belgium BVBA	Belgium
Urban Outfitters Germany GmbH	Germany
HK Sourcing Limited	Hong Kong
Terrain Merchandising LLC	Delaware
Terrain LLC	Delaware
Terrain Farm LLC	Delaware
Terrain East LLC	Pennsylvania
J. Franklin Styer Nurseries, Inc.	Pennsylvania
URBN UK Limited	United Kingdom
URBN NL Holding CV	Netherlands
UO Bermuda Limited	Bermuda
Anthropologie UK Limited	United Kingdom
BHLDN LLC	Pennsylvania
BHLDN.com LLC	Pennsylvania
URBN Holding, Inc.	Delaware
UO US LLC	Delaware
URBN Canada Retail, Inc.	Canada
BHLDN Merchandising LLC	Pennsylvania
URBN Bermuda Holding Ltd	Bermuda
URBN Bermuda Holding Partners LP	Bermuda
URBN HK Trading Limited	Hong Kong
URBN Japan GK	Japan
URBN Netherlands Retail BV	Netherlands